News Release

EXHIBIT 99.1
SM ENERGY COMPANY ANNOUNCES AMENDMENT TO CREDIT AGREEMENT
DENVER, CO May 5, 2020 - SM Energy Company (“SM Energy” or the “Company”) (NYSE: SM) today announced an amendment to its existing Credit Agreement to increase the aggregate amount of second lien debt permitted thereunder. The Fourth Amendment to the Sixth Amended and Restated Credit Agreement provides that the Company is permitted to grant a second-lien security interest on up to $1.0 billion in aggregate amount, including the entire amount of its outstanding $172.5 million 1.500% Senior Convertible Notes due 2021.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

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